EXHIBIT 5.1

Law Offices
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12th Floor
734 15th Street, N.W.
Washington, D.C. 20005
Telephone (202) 347-0300

June 1, 2005

Board of Directors
TD Banknorth Inc.
Two Portland Square
P.O. Box 9540
Portland, Maine 04112-9540

     Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to TD Banknorth Inc., a Delaware corporation (“TD Banknorth” or the “Company”), the successor to Banknorth Group, Inc., a Maine corporation (“Banknorth”), and Sponsor of Banknorth Capital Trust II, Banknorth Capital Trust III and Banknorth Capital Trust IV, each a Delaware business trust (each a “Trust” and collectively, the “Trusts”), in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) relating to:

     (A) the proposed sale by the Company from time to time, in one or more series, of (i) its unsecured debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) shares of its preferred stock (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”) representing fractional shares of Preferred Stock and evidenced by depositary receipts; (iv) shares of its common stock, par value $0.01 per share (the “Common Stock”); (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”); and (vi) the guarantee by the Company of the Capital Securities (as hereinafter defined) of each of the Trusts (the “Guarantees”);

     (B) the proposed sale by the Company from time to time, in one or more series, to the Trusts, of the Company’s junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”); and

     (C) the proposed sale by each of the Trusts of its capital securities (the “Capital Securities”) from time to time, in one or more series.

     The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Guarantees, Junior Subordinated Debentures and Capital Securities are hereinafter collectively referred to as the “Securities.”

     Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank (“TD”), a Canadian-chartered bank, Berlin Merger Co., a Delaware corporation and a wholly-owned subsidiary of TD, Banknorth and Banknorth Delaware Inc., a Delaware corporation and a wholly-owned subsidiary of Banknorth (the “Agreement”), effective March 1, 2005, Banknorth reincorporated from Maine to Delaware by merging into Banknorth Delaware Inc., and immediately thereafter Berlin Merger Co. merged into Banknorth Delaware Inc. with Banknorth Delaware Inc. continuing as the surviving corporation under the name “TD Banknorth Inc.”

     Pursuant to Rule 414(d) under the Securities Act, TD Banknorth, as successor to Banknorth, adopted the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors
TD Banknorth Inc.
June 1, 2005

     We have examined such documents, including the resolutions of the Board of Directors of Banknorth adopted on January 22, 2002 (the “Resolutions”) and the Agreement, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trusts, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and the Trusts and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indentures, the Trust Agreements and the Guarantees, each in the form incorporated by reference as exhibits to the Registration Statement.

     Based on the foregoing, we are of the following opinion as of the date hereof:

     1. When the specific terms of a series of Debt Securities have been specified in a Supplemental Indenture or an Officer’s Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indentures and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

     2. When the specified terms of a series of Warrants have been specified in a Warrant Agreement executed and delivered by an Authorized Officer (as defined in the Resolutions), the Warrants established in such Warrant Agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such Warrant Agreement and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Warrants.

     3. When the specific terms of a series of Preferred Stock have been specified in a Statement of Resolutions duly adopted by the Board of Directors or a duly authorized committee thereof, and such Statement of Resolutions has been duly filed with the Secretary of State of the State of Delaware, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     4. Upon issuance, delivery and payment therefor as described in the Registration Statement, or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, shares of Common Stock will be validly issued, fully paid and nonassessable.

     5. When the specific terms of a series of Depositary Shares have been specified in a Deposit Agreement executed and delivered by an Authorized Officer (as defined in the Resolutions), the Depositary Shares established in such Deposit Agreement will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     6. When the specific terms of a series of Junior Subordinated Debentures have been specified in a Supplemental Indenture or an Officer’s Certificate, which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), such series of Junior Subordinated Debentures will have been

Board of Directors
TD Banknorth Inc.
June 1, 2005

duly authorized by all requisite corporate action, and, when executed and authenticated as specified in the Junior Subordinated Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

     7. When the Guarantees have been duly authorized by all requisite corporate action and when executed and delivered as specified in the Guarantee Agreements, the Guarantees will constitute a valid and binding obligation of the Company, enforceable in accordance with their terms.

     The opinions set forth above are subject to the following qualifications and exceptions:

     (a) Our opinions in paragraphs 1, 2, 5, 6 and 7 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights.

     (b) Our opinions in paragraphs 1, 2, 5, 6 and 7 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

     (c) Our opinion in paragraph 7 above, insofar as it relates to indemnification provisions, is subject to the effect of federal and state securities laws and public policy relating thereto.

     (d) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company and the Trusts with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company and the Trusts or any order of any court or governmental body having jurisdiction over the Company and the Trusts.

     (e) As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     Our opinions expressed above are limited to the laws of the State of Delaware, the State of New York and the federal laws of the United States of America.

Board of Directors
TD Banknorth Inc.
June 1, 2005

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectuses included therein.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P

By:	/s/ Gerard L. Hawkins
Gerard L. Hawkins, a Partner